Exhibit 99.2

*CORRECTION*

[This release is being issued to correct certain errors in a press release issued at 9:30 a.m. EST by CAMAC Energy Inc. The corrected portions are highlighted in bold font. CAMAC Energy Inc. apologizes for these errors.]

CAMAC Energy Inc. Raises $20.5 Million in Registered Direct Offering

HOUSTON, TEXAS – December 22, 2010 – CAMAC Energy Inc. (NYSE Amex: CAK) (the “Company” or “CAMAC Energy”), a U.S.-based energy company engaged in the exploration, development and production of oil and gas, today announced that the Company has entered into definitive agreements dated December 21, 2010 with certain accredited investors (the “Investors”) to sell in a registered direct offering an aggregate of approximately 9.32 million shares of its common stock at a price of $2.20 per share, and five-year warrants to purchase up to approximately 4.66 million shares of common stock with an initial exercise price of $2.20 per share, exercisable immediately. Thirty days after the closing date, the exercise price of the Warrants will increase to $2.62 per share for the remainder of the term of the Warrants. CAMAC Energy will receive aggregate gross proceeds of approximately $20.5 million from the offering before deducting offering fees and expenses. The offering is expected to close on or around December 27, 2010, subject to customary closing conditions.

The Company plans to use the net proceeds from the offering to fund a portion of the cost of an intervention with respect to a well in the Oyo Field. The Oyo Field is an oil field offshore Nigeria in which the Company holds certain contractual interests. The intervention will involve identifying the location of unwanted gas entry into the wellbore and pumping a chemical sealant to block the flow of gas in order to increase the well’s oil production.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM - News), acted as the Company's exclusive placement agent in connection with the offering.

The shares and warrants in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on February 3, 2010. A prospectus supplement related to the public offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Rodman & Renshaw, LLC, 1251 Avenue of the Americas 20th Floor, New York, NY 10020 or by calling (212) 356-0549. An electronic copy of the prospectus is also available on the SEC's website at http://www.sec.gov.

For more detailed information on this financing, please refer to the Company's Form 8-K and related exhibits to be filed with the SEC on or around December 22, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company focuses on early cash flow and high-return global energy projects and currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in the Oyo Oilfield, an offshore oil asset in deepwater Nigeria that started production in December 2009, a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China, and the Enhanced Oil Recovery and Production business in Northern China. The Company was founded in 2005 and has offices in Hartsdale, New York, Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of CAMAC Energy Inc. and its subsidiaries. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the implementation of the Oyo well intervention, the general ability of CAMAC Energy Inc. to achieve its commercial objectives; the business strategy, plans and objectives of CAMAC Energy Inc. and its subsidiaries; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond CAMAC Energy Inc.’s control and are difficult to predict, including those discussed in CAMAC Energy Inc.'s periodic reports that are filed with the Securities and Exchange Commission (the “SEC”) and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CAMAC Energy Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

All statements in this press release relating to oil and gas “resources,” “prospects” and “potential” are not references to “proved reserves” as defined under applicable SEC regulations, and are not permitted in the CAMAC Energy Inc.’s filings with the SEC.

Media Contact:
CAMAC Energy Inc.
Bonnie Tang
PR@camacenergy.com
(713) 364 4114

IR Contact:
ICR
(832) 209 1419
IR@camacenergy.com

Placement Agent Contact:
info@rodmanandrenshaw.com
Rodman & Renshaw, LLC
1251 Avenue of the Americas
New York, NY 10020
(212) 356-0530
www.rodm.com